SCHEDULE OF SERIES PORTFOLIOS OF SPDR® INDEX SHARES FUNDS
Dated: January 11, 2012
Fund

DJ STOXX 50® ETF
DJ EURO STOXX 50® ETF
SPDR® Dow Jones International Real Estate ETF
SPDR® FTSE/Macquarie Global Infrastructure 100 ETF
SPDR® MSCI ACWI ex-US ETF
SPDR® Russell/Nomura PRIME™ Japan ETF
SPDR® Russell/Nomura Small Cap™ Japan ETF
SPDR® S&P® Russia ETF
SPDR® S&P® China ETF
SPDR® S&P® Emerging Asia Pacific ETF
SPDR®S&P® Emerging Markets ETF
SPDR® S&P® Emerging Europe ETF
SPDR® S&P® Emerging Latin America ETF
SPDR® S&P® Emerging Middle East & Africa ETF
SPDR® S&P® World ex-US ETF
SPDR® S&P® International Small Cap ETF
SPDR® S&P® BRIC 40 ETF
SPDR® S&P® International Dividend ETF
SPDR® S&P® International Mid Cap ETF
SPDR® S&P® Emerging Markets Small Cap ETF
SPDR® Dow Jones Global Real Estate ETF
SPDR® S&P® Global Natural Resources ETF
SPDR® S&P® International Consumer Discretionary Sector ETF
SPDR® S&P® International Consumer Staples Sector ETF
SPDR® S&P® International Energy Sector ETF
SPDR® S&P® International Financial Sector ETF
SPDR® S&P® International Health Care Sector ETF
SPDR® S&P® International Industrial Sector ETF
SPDR® S&P® International Materials Sector ETF
SPDR® S&P® International Technology Sector ETF
SPDR® S&P® International Telecommunications Sector ETF
SPDR® S&P® International Utilities Sector ETF
SPDR® S&P® Emerging Markets Dividend ETF
SPDR® S&P® Small Cap Emerging Asia Pacific ETF
SPDR® S&P ® Asia Pacific ETF*

Fund

SPDR® S&P® Europe ETF*
SPDR® S&P® Emerging Africa ETF*
SPDR® S&P® Emerging South East Asia ETF*
SPDR® S&P® Emerging GCC-Middle East ETF*
SPDR® S&P® Ireland ETF*
SPDR® S&P® Brazil ETF*
SPDR® S&P® India ETF*

*	The Fund is registered but not operational